Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161055

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, $.01 par value	$373,750,000	$20,855.25

(1)
Includes 1,950,000 shares of common stock to be sold upon exercise of the underwriters' over-allotment option.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933. The total registration fee due for this offering is $20,855.25.

Prospectus Supplement
(To Prospectus dated August 5, 2009)

13,000,000 Shares

Oshkosh Corporation

Common Stock

        We are offering 13,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "OSK." On August 6, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $26.65 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

	Per Share	Total

Public offering price	$25.00	$325,000,000

Underwriting discounts and commissions	$1.01	$13,130,000

Proceeds to us, before expenses	$23.99	$311,870,000

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,950,000 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.

        We expect that delivery of the shares will be made on or about August 12, 2009.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Joint Book-Running Managers

BofA Merrill Lynch	J.P.Morgan	Goldman, Sachs & Co.

Co-Managers

Citi	PNC Capital Markets LLC	ABN AMRO Incorporated	SunTrust Robinson Humphrey	Wells Fargo Securities

BNP PARIBAS	Comerica Securities	Mitsubishi UFJ Securities	TD Securities	Robert W. Baird & Co.

The date of this prospectus supplement is August 6, 2009.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any time subsequent to the date of such information.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities or combinations of the securities described in the accompanying prospectus. The accompanying prospectus provides you with a general description of those securities, and this prospectus supplement contains specific information about the terms of this offering of shares of our common stock.

        This prospectus supplement and/or any other offering material, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement and/or any other offering material, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, any other offering material, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and/or any other offering material in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information" in the accompanying prospectus.

        Unless the context otherwise requires, references in this prospectus supplement to "we," "us" and "our" refer to Oshkosh Corporation and its consolidated subsidiaries, collectively. References to "common stock" refer to Oshkosh Corporation's common stock, $.01 par value per share. References to "$" are to United States currency. References to a "fiscal year" are to our fiscal year ended September 30.

        The "Oshkosh®," "JLG®," "Pierce®," "McNeilus®," "Revolution®," "Command Zone™," "TAK-4®," "Hercules™," "Husky™," "PUC™," "Liftpod™" and "ClearSky™" trademarks and related logos referenced in this prospectus supplement are trademarks or registered trademarks of Oshkosh Corporation or its subsidiaries. All other product and service names referenced in this prospectus supplement are the trademarks or registered trademarks of their respective owners.

ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding our future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and/or any other offering material, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "project" or "plan" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage associated with the JLG acquisition, including the level of our borrowing costs, the increased interest rates we would face if we experienced a deterioration or downgrade in credit agency ratings and our ability to maintain compliance with our financial covenants under our credit agreement; the cyclical nature of our access equipment, commercial and fire & emergency markets, especially during a global recession and credit crisis; the duration of the global recession, which could lead to additional impairment charges related to many of our intangible assets; risks related to the required rapid increase in the rate of production for the MRAP All Terrain Vehicle (M-ATV) contract and the amount, if any, of additional orders for M-ATVs that we may receive; the expected level and timing of U.S. Department of Defense procurement of products and services and funding thereof; risks related to reductions in government expenditures and the uncertainty of government contracts; risks related to production delays as a result of the economy's impact on our suppliers; the potential for commodity costs to rise sharply in a future economic recovery; risks associated with international operations and sales, including foreign currency fluctuations; risks related to the collectability of receivables during a recession, particularly for those businesses with exposure to construction markets; and the potential for increased costs relating to compliance with changes in laws and regulations. These and other risks are more fully described under "Risk Factors" in this prospectus supplement. All forward-looking statements speak only as of the date of this prospectus supplement. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before purchasing shares of common stock. You should read the entire prospectus supplement, including "Risk Factors," the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus carefully before making a decision to invest in our common stock.

        All financial results included in this prospectus supplement reflect results from continuing operations only. The operating results of Geesink B.V., Geesink Norba Limited and Norba A.B. (Geesink), which comprised our European refuse collection vehicle business, have been reclassified for all periods presented to discontinued operations due to our sale of this business on July 1, 2009.

About Our Company

        We are a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. We began business in 1917 and were among the early pioneers of four-wheel drive technology. Our consolidated net sales for the twelve months ended June 30, 2009 were $5.66 billion. We currently operate in four business segments: defense, access equipment, fire & emergency and commercial, which comprised 40%, 28%, 21% and 11%, respectively, of our consolidated net sales for the twelve months ended June 30, 2009.

        Defense Segment.    We have sold products to the U.S. Department of Defense (DoD) for over 80 years. As the leading manufacturer of severe-duty, heavy- and medium-payload tactical trucks for the DoD, we manufacture vehicles that perform a variety of demanding tasks such as hauling tanks, missile systems, ammunition, fuel and cargo for combat units. Our proprietary military all-wheel drive product line of heavy-payload tactical trucks includes the Heavy Expanded Mobility Tactical Truck (HEMTT), the Heavy Equipment Transporter (HET), the Palletized Load System (PLS), the Common Bridge Transporter and the Logistic Vehicle System Replacement (LVSR). Our proprietary military medium-payload tactical trucks include the Medium Tactical Vehicle Replacement (MTVR), and the Medium Tactical Truck (MTT), a line of lower-cost, severe-duty, medium-payload tactical trucks suitable for less demanding requirements than the MTVR. We also export severe-duty heavy- and medium-payload tactical trucks to approved foreign customers. In October 2008, the DoD awarded us a three-year, firm, fixed-priced requirements contract for the continued production of the Family of Heavy Tactical Vehicles (FHTV). To date, we have received orders totaling $1.9 billion under this contract. The contract includes the production of the HEMTT, HEMTT-ESP, PLS and PLS Trailer as well as associated logistics and configuration management support. We have been producing vehicles under the FHTV program since 1983.

        On June 30, 2009, the DoD awarded us a sole source contract for 2,244 MRAP All Terrain Vehicles (M-ATVs), valued at $1.05 billion, which we are scheduled to deliver by December 31, 2009. On July 31, 2009, we were awarded an additional $1.06 billion delivery order for 1,700 M-ATVs to be delivered by February 2010 and aftermarket parts packages to be delivered by April 2010. Based on public statements made by DoD officials, we anticipate receiving additional orders for M-ATVs, although there is no certainty that we will receive any additional orders. Prior to the M-ATV contract award, we had manufactured primarily heavy- and medium-payload tactical trucks for the DoD. The M-ATV provides the survivability and mobility required for the current conflict in Afghanistan and represents our first major entry into the market for vehicles used in small unit combat operations, which we believe presents an opportunity to broaden and strengthen our defense business.

        We have also recently received contracts totaling $176 million to retrofit approximately 2,100 Mine Resistant Ambush Protected (MRAP) vehicles manufactured by other companies for the DoD with our proprietary TAK-4 independent suspension with deliveries extending through December 2009. We are actively supporting the engineering and testing for retrofit installation of TAK-4 under other MRAP models that could lead to additional TAK-4 sales in the future. The existing MRAP fleet maintained by the U.S. military consists of over 16,000 MRAP vehicles.

        We have gained significant experience in the delivery of parts and services worldwide in accordance with the DoD's expectations, which differ materially from commercial practices. We have logistics capabilities to permit the DoD to order parts, receive invoices and remit payments electronically. Given these capabilities, the recent M-ATV contract award and the large installed base of thousands of tactical trucks for which we are the sole source supplier, we expect to continue to realize opportunities in the area of aftermarket parts and services for the DoD.

        Access Equipment Segment.    JLG Industries, Inc. (JLG) is a leading global producer of access equipment based on gross revenues and comprises our access equipment segment. The access equipment segment manufactures aerial work platforms and telehandlers used in a wide variety of construction, agricultural, industrial, institutional and general maintenance applications to position workers and materials at elevated heights. JLG has recently introduced new products such as the LiftPod personal aerial work platform and the ClearSky telematics solution for use by rental companies in managing access equipment fleets. In addition, JLG entered into a 20-year license in 2005 to produce Caterpillar-branded telehandlers for distribution through the worldwide Caterpillar Inc. dealer network.

        Access equipment customers include equipment rental companies, construction contractors, manufacturing companies, home improvement centers and the U.S. military. JLG's products are marketed in over 3,500 locations worldwide through independent rental companies and distributors that purchase these products and then rent or sell them and provide service support, as well as through other sales and services branches or organizations in which we hold equity positions.

        Fire & Emergency Segment.    Our fire & emergency segment manufactures commercial and custom firefighting vehicles and equipment, aircraft rescue and firefighting (ARFF) vehicles, snow removal vehicles, ambulances, wreckers, carriers and other emergency vehicles primarily sold to fire departments, airports, other governmental units and towing companies in the U.S. and abroad; mobile medical trailers sold to hospitals and third-party medical service providers in the U.S., Europe and a growing number of other regions; and broadcast vehicles sold to broadcasters and television stations in North America and abroad. The fire & emergency segment uses innovative and proprietary technologies such as the Pierce Ultimate Configuration (PUC) vehicle configuration, the Hercules and Husky foam systems and the Command Zone embedded diagnostics multiplexing technology to more effectively compete for business.

        Through Pierce Manufacturing Inc. (Pierce), we are a leading domestic manufacturer of fire apparatus assembled on custom chassis, designed and manufactured by Pierce to meet the special needs of firefighters. Pierce also manufactures fire apparatus assembled on commercially available chassis, which are produced for multiple end-customer applications. Pierce primarily serves domestic municipal customers, but also sells fire apparatus to airports, universities and large industrial companies, and in international markets. We are also among the leaders in sales of ARFF vehicles to domestic and international airports, including a growing number of sales to airports in emerging markets. These highly specialized vehicles are required to be in service at most airports worldwide to support commercial airlines in the event of an emergency. Many of the world's largest airports, including LaGuardia International Airport, O'Hare International Airport, Hartsfield-Jackson International Airport and Dallas/Fort Worth International Airport in the U.S. and airports located in Montreal and Toronto, Canada; Rome and Milan, Italy and Shanghai, Hangzhou, and Beijing, China, are served by the Company's ARFF vehicles.

        Commercial Segment.    Our commercial segment manufactures rear- and front-discharge concrete mixers, refuse collection vehicles, portable and stationary concrete batch plants and vehicle components sold to ready-mix companies and commercial and municipal waste haulers in North America and other international markets and field service vehicles and truck-mounted cranes sold to mining, construction and other companies in the U.S. and abroad. We have recently introduced compressed natural gas-powered vehicles for both the refuse collection vehicle and concrete mixer businesses. We also have an exclusive license to manufacture and market the Revolution composite concrete mixer drum in North, Central and South America and the Caribbean and Europe. The Revolution drum offers improved concrete payload on a vehicle and longer drum life, which lowers the cost per yard of concrete delivered.

        Through McNeilus Companies, Inc. (McNeilus), we are a leading North American manufacturer of refuse collection vehicles for the waste services industry. Through McNeilus and other recognized brands, we are a leading manufacturer of front- and rear-discharge concrete mixers and portable and stationary concrete batch plants for the concrete ready-mix industry throughout the Americas. We believe our network of distribution centers with in-house sales and service representatives, sales and service activities at our manufacturing facilities and independent sales and service organizations represents one of the largest concrete mixer, concrete batch plant and refuse collection vehicle distribution networks in the U.S. We believe our direct distribution to customers is a competitive advantage in concrete mixer and refuse collection vehicle markets, particularly in the U.S. waste services industry where principal competitors distribute through dealers, and to a lesser extent in the ready mix concrete industry, where several competitors and we in part use dealers.

        On July 1, 2009, we completed the sale of our European refuse collection vehicle business, Geesink. We believe that our performance can be enhanced by redeploying our resources from Geesink to support our other businesses.

Business Strategy

        We are focused on increasing our net sales, profitability and cash flow and strengthening our balance sheet by capitalizing on our competitive strengths and pursuing a comprehensive, integrated business strategy. Key elements of our business strategy include:

        Pursuing Global Growth and Profitability.    We plan to continue our focus on those specialty vehicle and vehicle body markets where we have or can acquire strong market positions over time and where we believe we can leverage synergies in purchasing, manufacturing, technology and distribution to increase sales and profitability. As we focus in the near-term on ramping up production to meet the delivery requirements of the recently awarded M-ATV and TAK-4 independent suspension contracts, we will continue to pursue follow-on orders and additional contracts from our largest customer, the DoD. In addition, we believe that opportunities exist to develop or increase distribution of our products, particularly in the access equipment segment, in global markets including developing countries in Asia, Eastern Europe, the Middle East and Latin America. After we accomplish our plan to significantly reduce debt, we intend to selectively pursue strategic acquisitions, both domestically and internationally, to enhance our product offerings and expand our international presence in specialty vehicle and vehicle body markets.

        Introducing New Products.    We intend to maintain our emphasis on new product development as we seek to expand sales by leading our core markets in the introduction of new or improved products and new technologies, through internal development, strategic acquisitions or licensing of technology. We believe we are at the forefront of commercializing emerging technologies that are capable of expanding customer uses of our products.

        Providing Superior Quality and Service to Each Market.    We generally market premium product lines in each of our markets and seek to provide superior quality and service in each market to sustain our premium product positioning. In times of weak economic conditions, we believe that providing superior quality and service is even more important as customers look to partner with suppliers they know will be there to help them through tough conditions. Each of our businesses maintains active programs involving customer outreach, design and manufacturing quality and supplier certification to assure superior product quality.

        Focusing on Lean Operations.    We seek to deliver high performance products to customers at both low total product life cycle costs and low acquisition prices. Historically, we have utilized teams of industrial engineers and procurement specialists to re-engineer manufacturing processes and leverage purchasing volumes to meet these objectives. We also utilize a comprehensive, lean enterprise focus to continue our drive to be a low cost producer in all of our product lines and to deliver low product life cycle costs for our customers. Lean is a methodology to eliminate non-value added work from a process stream. During the last few years, we have implemented this strategy by:

  •
  combining our strategic purchasing teams globally into a single organization led by an externally recruited chief procurement officer to capture our full purchasing power across our businesses and to promote low cost country sourcing;

  •
  creating chartered cost reduction teams at all businesses and introducing broad-based training programs;

  •
  creating a new global manufacturing team to further promote our quality and lean initiatives; and

  •
  launching the Oshkosh Operating System to create common practices across our company to enhance our performance.

As a result of this focus, we expect to reduce product costs, manufacturing lead times and new product development cycle times over the next several years.

        Focusing on Cost Management and Debt Reduction.    In light of significantly lower demand in certain of our businesses as a result of the global economic downturn, fluctuating steel and other costs, and our significant leverage, we have and plan to continue to focus on cost management and reduction as well as generating cash for debt reduction. Over the last twelve months, we quickly and proactively took actions, including reducing our global workforce by approximately 20% and cutting discretionary spending, which resulted in significant overhead and operating cost reductions. We expect to continue to focus on cost reduction initiatives throughout our company for the remainder of fiscal 2009 and fiscal 2010 to reduce our cost structure and accelerate debt reduction, even as we are currently adding to our workforce to appropriately staff for the recently awarded M-ATV contract and may reverse some spending cuts. We have also focused significant attention on reducing working capital to free up cash for debt reduction, primarily through tighter controls over production and inventory reduction programs. Between June 30, 2008 and June 30, 2009, we repaid $490.6 million of debt.

Competitive Strengths

        The following competitive strengths support our business strategy:

        Strong Market Positions.    We have developed strong market positions and brand recognition in our core businesses, which we attribute to our reputation for quality products, advanced engineering, innovation, vehicle performance, reliability, customer service and low total product life cycle costs. We maintain leading market shares in most of our businesses and are the sole-source supplier of a number of vehicles to the DoD, including M-ATVs.

        Diversified Product Offering.    We believe our broad product offerings and target markets serve to diversify our sources of revenues, mitigate the impact of economic cycles and provide multiple platforms for potential internal growth and acquisitions. For each of our target markets, we have developed or acquired a broad product line in an effort to become a single-source provider of specialty vehicles, vehicle bodies, parts and service and related products to our customers. In addition, we have established an extensive domestic and international distribution system for specialty vehicles and vehicle bodies tailored to each market.

        Quality Products and Customer Service.    Our products have developed strong brand recognition based on our commitment to meet the stringent product quality and reliability requirements of our customers and the specialty vehicle and vehicle body markets we serve. We also achieve high quality customer service through our extensive parts and service support program, which is available to domestic customers 365 days a year in all product lines throughout our distribution systems.

        Innovative and Proprietary Components.    Our advanced design and engineering capabilities have contributed to the development of innovative and proprietary, severe-duty components that enhance vehicle performance, reduce manufacturing costs and strengthen customer relationships. Our advanced design and engineering capabilities have also allowed us to integrate many of these components across various product lines, which enhances our ability to compete for new business and reduces our costs to manufacture our products compared to manufacturers who simply assemble purchased components. These components include:

  •
  The TAK-4 independent suspension system, which we are able to install on other manufacturers' MRAP vehicles and we believe was critical to us winning the M-ATV contract;

  •
  The PUC vehicle configuration, which eliminates the bulky pumphouse from firefighting vehicles, making such vehicles easier to use and service;

  •
  McNeilus compressed natural gas-powered refuse collection vehicles, which reduce fuel costs and emissions; and

  •
  ClearSky telematics solution for JLG aerial work platforms, which remotely connects a rental fleet, providing information on location, operating status and equipment health.

        Flexible and Efficient Manufacturing.    Over the past 13 years, we have significantly increased manufacturing efficiencies. We believe we have competitive advantages over larger vehicle manufacturers in our specialty vehicle markets due to our manufacturing flexibility and custom fabrication capabilities. In addition, we believe we have competitive advantages over smaller vehicle and vehicle body manufacturers due to our relatively higher volumes of similar products that permit the use of moving assembly lines and allow us to leverage purchasing power opportunities across product lines. We believe our plan to meet the aggressive delivery requirements for M-ATVs under the recently awarded DoD contract is an example of our manufacturing flexibility. In addition to our existing defense truck manufacturing facilities in Oshkosh, Wisconsin, we will also assemble M-ATVs at our JLG manufacturing facility in McConnellsburg, Pennsylvania.

        Strong Management Team.    Our company is led by our Chairman and Chief Executive Officer, Robert G. Bohn, and our President and Chief Operating Officer, Charles L. Szews, who have been employed by our company since 1992 and 1996, respectively. Messrs. Bohn and Szews are complemented by an experienced senior management team that we have assembled through internal promotions, new hires and acquisitions. Our management team has successfully executed a strategic reshaping and expansion of our business since 1996, which has positioned us to significantly improve our financial and operating performance.

Recent Developments

        Significant Defense Contract Awards.    On June 30, 2009, the DoD awarded us a sole source contract for 2,244 M-ATVs, valued at $1.05 billion, which we are scheduled to deliver by December 31, 2009. On July 31, 2009, we were awarded an additional $1.06 billion delivery order for 1,700 M-ATVs to be delivered by February 2010 and aftermarket parts packages to be delivered by April 2010. Based on public statements made by DoD officials, we anticipate receiving additional orders for M-ATVs, although there is no certainty that we will receive any additional orders. We have also received contracts totaling $176 million to retrofit approximately 2,100 MRAP vehicles manufactured by other companies for the DoD with our proprietary TAK-4 independent suspension with deliveries extending through December 2009. We are actively supporting the engineering and testing for retrofit installation of TAK-4 under other MRAP models that could lead to additional TAK-4 sales in the future. The existing MRAP fleet maintained by the U.S. military consists of over 16,000 MRAP vehicles.

        Sale of Geesink.    On July 1, 2009, we completed the sale of our European refuse collection vehicle business, Geesink. We believe that our performance can be enhanced by redeploying our resources from Geesink to support our other businesses. We expect to record a non-cash gain on the sale of Geesink of approximately $35 million, which we will record in discontinued operations in our fourth quarter of fiscal 2009 results. In addition, we are in the process of restructuring the former holding company parent of Geesink, which we expect to result in us recording a cash tax benefit of approximately $60-$75 million, the majority of which we will record in discontinued operations in the fourth quarter of fiscal 2009, that will be realized in cash in fiscal 2010.

Corporate Information

        Our principal executive offices are located at 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903, and our telephone number is (920) 235-9151.

The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of our common stock, see "Description of Capital Stock" in the accompanying prospectus.

Issuer	Oshkosh Corporation
Common stock offered	13,000,000 shares
Over-allotment option	1,950,000 shares
Common stock to be outstanding immediately after this offering	87,444,295 shares
Use of proceeds	We intend to use the net proceeds of this offering to repay a portion of the term loan borrowings under our credit agreement. See "Use of Proceeds."
New York Stock Exchange symbol	"OSK"

        The number of shares of our common stock that will be outstanding after this offering is based on 74,444,295 shares of our common stock outstanding as of June 30, 2009, which excludes

  •
  4,562,146 shares available for future grant under our equity compensation plans and

  •
  4,448,588 shares issuable upon exercise of outstanding stock options or pursuant to performance shares at June 30, 2009.

This number also assumes no exercise of the underwriters' over-allotment option. If the over-allotment option is exercised in full, we will issue and sell an additional 1,950,000 shares of our common stock.

Summary Financial Information

        The following summary financial information as of and for the fiscal years ended September 30, 2006, 2007 and 2008 has been derived from, and is qualified by reference to, our audited consolidated financial statements and related notes incorporated by reference herein. The following summary financial information as of and for the nine months ended June 30, 2008 and 2009 has been derived from, and is qualified by reference to, our unaudited consolidated financial statements and related notes incorporated by reference herein. This information is only a summary and you should read it in conjunction with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited interim period financial information, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the periods shown. Results for the nine months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full fiscal year.

        The following summary financial information reflects results from continuing operations only. The operating results of Geesink have been reclassified for all periods presented to discontinued operations in the "Income Statement Data" due to our sale of this business on July 1, 2009 as set forth in our Current Report on Form 8-K filed with the SEC on August 5, 2009. Backlog has also been restated to exclude Geesink.

	Fiscal Year Ended September 30,			Nine Months Ended June 30,
(In millions, except per share amounts)	2006	2007(2)	2008	2008	2009
				(Unaudited)
Income Statement Data:
Net sales	$3,233.4	$6,139.3	$6,936.4	$5,082.3	$3,808.3
Cost of sales	2,655.5	5,052.8	5,758.1	4,183.0	3,344.6
Gross income	577.9	1,086.5	1,178.3	899.3	463.7
Operating expenses:
Selling, general and administrative	247.4	411.9	493.5	363.4	329.1
Amortization of purchased intangibles	8.0	65.5	68.8	52.3	46.9
Intangible asset impairment charges(1)	—	—	1.0	1.0	1,197.8
Total operating expenses	255.4	477.4	563.3	416.7	1,573.8
Operating income (loss)	322.5	609.1	615.0	482.6	(1,110.1)
Income (loss) from continuing operations	204.4	285.3	286.9	224.5	(1,224.7)
Earnings (loss) per share from continuing operations—basic	2.79	3.88	3.88	3.04	(16.46)
Earnings (loss) per share from continuing operations—diluted	2.75	3.81	3.83	3.00	(16.46)
Balance Sheet Data (at end of period):
Total assets	$2,110.9	$6,399.8	$6,081.5	$6,564.8	$4,406.5
Net working capital	121.4	646.9	689.2	902.3	485.8
Long-term debt (including current maturities)	2.9	3,022.0	2,757.7	2,942.0	2,442.7
Other Financial Data:
Expenditures for property, plant and equipment	$56.0	$83.0	$75.8	$56.1	$18.3
Depreciation	28.8	56.7	76.4	53.2	55.9
Amortization(3)	19.8	84.0	91.5	68.2	59.1
Backlog	1,871.4	3,095.5	2,283.2	2,763.2	4,037.1

(1)
In the second quarter of fiscal 2009, we recorded non-cash charges totaling $1.20 billion pre-tax ($15.78 per share, net of taxes) to record impairment of goodwill and other long-lived assets.

(2)
On December 6, 2006, we acquired all of the issued and outstanding capital stock of JLG for $3.1 billion in cash, including acquisition costs and net of cash acquired. Fiscal 2007 results included sales of $2.5 billion and operating income of $268.4 million related to JLG following its acquisition.

(3)
Consists of purchased intangible assets, deferred financing costs and stock-based compensation.

RISK FACTORS

        You should carefully consider each of the risks described below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to Our Business

We have a substantial amount of debt. Our current debt levels, including the associated financing costs and restrictive covenants, could limit our flexibility in managing our business. In particular, if we conclude that we are likely to fail to comply with the financial covenants contained in our credit agreement, we would incur higher costs if we obtain an amendment or waiver of such covenants. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could materially adversely affect our results of operations.

        As a result of the JLG acquisition, we are highly leveraged. The subsequent global recession and related decline in our earnings have increased the leverage ratios under which we operate. We had approximately $2.4 billion of debt outstanding as of June 30, 2009. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We cannot provide any assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under our credit agreement in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs should the global recession and tight credit markets become more severe or prolonged. In addition, we cannot provide any assurance that we will be able to generate cash flows or obtain alternative financing sufficient to repay our indebtedness at maturity.

        Our credit agreement contains financial and restrictive covenants which, among other things, require us to satisfy quarter-end financial ratios, including a leverage ratio, a senior secured leverage ratio and an interest coverage ratio. Our failure to comply with such covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our financial condition, results of operations and debt service capability. These covenants may limit our ability to, among other things, borrow under our credit agreement to fund operations or take advantage of business opportunities. We cannot make any guarantees related to our ability to comply in the future with the covenants in our credit agreement. Our ability to meet the financial ratios in such covenants may be affected by a number of risks or events, including the risks described in this prospectus supplement and events beyond our control, and we may not be able to continue to meet those ratios at any time in the future. If we were to fall out of compliance with the financial covenants contained in our credit agreement, or conclude that we are likely to fail to comply with such covenants, then we could be required to seek an amendment to or waiver of the financial covenants contained in our credit agreement. Under current credit market conditions, we cannot provide assurance that we would be able to obtain any amendments to or waivers of the covenants contained in our credit agreement that we may request, and any amendments to or waivers of the covenants would likely involve substantial upfront fees, significantly higher annual interest costs and other terms significantly less favorable to us than those currently in our credit agreement. We may also consider raising additional funds through public or private debt or equity financings or the sale of assets to avoid violating a covenant. These financing options may not be available to us on a timely basis, if at all, and if the options are available, they may be available only on onerous terms that may or may not be acceptable to us or that may be dilutive to our shareholders.

        Our access to debt financing at competitive risk-based interest rates is partly a function of our credit ratings. In January 2009, Standard & Poor's Rating Services lowered our long-term debt rating from BB- to B and placed us on credit watch "negative" citing weaker-than-expected operating results and our need to seek an amendment of the financial covenants contained in our credit agreement. Likewise in January 2009, Moody's Investors Service lowered our long-term debt rating from Ba3 to B2 citing expectations of further erosion in our credit metrics due to the deterioration in several of our businesses, particularly the access equipment segment. In March 2009, both Standard & Poor's Rating Services and Moody's Investors Service affirmed our long-term debt ratings. Standard & Poor's also removed us from credit watch "negative." Any further downgrades to our credit ratings could increase our interest rates, could limit our access to public debt markets, could limit the institutions willing to provide us credit facilities, and could make any future credit facility amendments more costly and/or difficult to obtain. In particular, under the terms of our credit agreement, we would incur a usage fee equal to 0.50% per annum on the aggregate principal amount of all outstanding loans under the credit agreement for any day on which we have a corporate family rating from Moody's Investors Service of B3 with "negative" watch or lower or a corporate credit rating from Standard & Poor's Rating Services of B- with "negative" watch or lower.

        Our high level of debt, current credit market conditions, our credit rating and the covenants that are contained in our credit agreement could have important consequences for our operations, including:

  •
  Render us vulnerable to general adverse economic and industry conditions and detract from our ability to withstand successfully a downturn in our highly cyclical markets or economies generally;

  •
  Require us to dedicate a substantial portion of our cash flow from operations to higher interest costs or higher required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development, dividends and other general corporate activities;

  •
  Limit our ability to obtain additional financing in the future to fund working capital, capital expenditures and other general corporate requirements;

  •
  Limit our ability to enter into additional foreign currency and interest rate derivative contracts;

  •
  Make us vulnerable to increases in interest rates because a portion of our debt under our credit agreement is at variable rates;

  •
  Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

  •
  Cause our customers to seek products from less leveraged suppliers or change the terms on which they conduct business with us;

  •
  Cause our suppliers to change the terms upon which they do business with us;

  •
  Place us at a competitive disadvantage compared to less leveraged competitors; and

  •
  Limit our ability to pursue strategic acquisitions that may become available in our markets or otherwise capitalize on business opportunities if we had additional borrowing capacity.

We may be further adversely affected by the current economic environment.

        As a result of the global recession, tight credit markets (including uncertainties with respect to financial institutions and the global capital markets), depressed equity markets across the globe and other macroeconomic challenges currently affecting the economy of the U.S. and other parts of the world where we operate, many of our customers and vendors have experienced serious cash flow problems, and as a result, some customers have sought to modify, delay or cancel plans to purchase our products and some vendors have increased their prices or reduced their output. If customers are not successful in generating sufficient revenue or are precluded from securing financing, they may not be able to pay, or may delay payment of, accounts receivable that are owed to us. In fiscal 2009, we have recorded provisions for credit losses totaling $48.2 million to address known risks. Any inability of current and/or potential customers to pay us for our products will adversely affect our earnings and cash flows. If economic conditions in the U.S. and other key markets where we operate deteriorate further or do not show improvement, we may experience further material adverse impacts to our financial condition, profitability and/or cash flows. Additionally, if these economic conditions persist, our intangible assets at various businesses may become further impaired.

The M-ATV contract recently awarded to us is a high profile and urgent priority for the DoD, which requires a significant and rapid increase in the rate of production of these vehicles. If we are not able to meet the required delivery schedule for this contract, our ability to secure future military business may be materially adversely impacted.

        The recent M-ATV contract award requires that we quickly ramp up M-ATV production levels to 1,000 vehicles per month by December 2009. Our ability to meet the required production levels is dependent on a number of factors including hiring or recalling and training a significant number of employees at both our Oshkosh, Wisconsin and McConnellsburg, Pennsylvania facilities; procuring the required tooling, fixtures and other capital assets; reconfiguring the McConnellsburg facility to allow assembly of M-ATV crew capsules and final assembly of complete vehicles; and procuring the necessary material and components in sufficient quantities and on a timely basis. We may incur costs beyond our estimates to ramp up production. In addition, the DoD plans to perform significant levels of testing of the initial vehicles delivered by us. This testing could lead to material retrofits to vehicles that have already been produced or the need to change the configuration of vehicles yet to be built. Material retrofits would involve higher costs than we have estimated for the program. If we are unable to timely complete any of the foregoing items or if we are required to perform significant retrofits to existing vehicles or change the configuration of the vehicles, we may not be able to timely deliver the quantity of vehicles required by the contract. This could negatively impact our ability to win future business with the DoD or other foreign military customers, which, along with the other risks to our costs in this program, would adversely affect our future earnings and cash flows. See "Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits" for additional risks associated with the M-ATV contract.

Our markets are highly cyclical and the current or any further decline in these markets could have a material adverse effect on our operating performance.

        The current or any further decline in overall customer demand in our cyclical access equipment and commercial markets, and a decline in overall customer demand in our modestly cyclical fire & emergency markets, could have a material adverse effect on our operating performance. The access equipment market that JLG operates in is highly cyclical and impacted by the strength of economies in general, by prevailing mortgage and other interest rates, by residential and non-residential construction spending, by the ability of rental companies to obtain third party financing to purchase revenue generating assets, by capital expenditures of rental companies in general and by other factors. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general, by municipal tax receipts and by capital expenditures of large waste haulers. Fire & emergency markets are modestly cyclical and are impacted by the economy generally and municipal tax receipts and capital expenditures. Concrete mixer and access equipment sales also are seasonal with the majority of such sales occurring in the spring and summer months, which constitute the traditional construction season.

        The global economy is currently experiencing a severe recession, which has negatively impacted our sales volumes for our access equipment, commercial and, to a lesser extent, fire & emergency products. Continued weakness in U.S. housing starts, which spread to Europe late in fiscal 2008, and weakening of non-residential construction spending in most geographical areas of the world are further contributing to the lower sales volumes. A lack of significant improvement in non-residential construction spending or continued low levels of construction activity generally may cause future weakness in demand for our products. In addition, many customers of ours have been reducing their expenditures for access equipment. Furthermore, municipal tax revenues have weakened, which has begun to impact demand for fire apparatus. The towing and recovery equipment market is also being negatively impacted by the global economy and tight credit markets. We cannot provide any assurance that the global recession and tight credit markets will not continue or become more severe. If the global recession and tight credit markets continue or become more severe, then there could be a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

        The high levels of sales in our defense business in recent years have been due in significant part to demand for defense trucks, replacement parts and services (including armoring) and truck remanufacturing arising from the conflicts in Iraq and Afghanistan. Events such as these are unplanned, and we cannot predict how long these conflicts will last or the demand for our products that will arise out of such events. Accordingly, we cannot provide any assurance that the increased defense business as a result of these conflicts will continue. Furthermore, our defense business may fluctuate significantly from time to time as a result of the start and completion of new contract awards that we may receive, such as the M-ATV contract we recently received. We cannot provide any assurance as to the profitability of the M-ATV contract or how long the higher levels of production related to this increase in business will continue. Finally, a new administration has recently entered the White House, and the recent bailout of U.S. financial institutions, insurance companies and others as well as the U.S. economic stimulus package are expected to put significant pressure on the federal budget, including the defense budget. It is too early to tell what the impact of a change in administration and federal budget pressures will mean to funding for Oshkosh defense programs. As such, we cannot provide any assurance that funding for our defense programs will not be impacted by the change in administration and federal budget pressures.

Raw material price fluctuations may adversely affect our results.

        We purchase, directly and indirectly through component purchases, significant amounts of steel, petroleum based products and other raw materials annually. During fiscal 2008, steel and fuel prices increased significantly resulting in us paying higher prices for these items. Although fuel and steel prices declined during the first quarter of fiscal 2009, the cost of fuel has fluctuated and there are indications that the costs of fuel and steel may continue to fluctuate significantly in the future. Although we have firm, fixed-price contracts for some steel requirements and have some firm pricing contracts for components, we may not be able to hold all of our steel and component suppliers to pre-negotiated prices or negotiate timely component cost decreases commensurate with any steel and fuel cost decreases. Without limitation, these conditions could impact us in the following ways:

  •
  In the access equipment, fire & emergency and commercial segments, we implemented selling price increases to recover increased steel, component and fuel costs experienced in fiscal 2008. However, any such new product prices applied only to new orders, and we were not able to recover all cost increases from customers due to the amount of orders in our backlog prior to the effective dates of new selling prices. In the access equipment segment, some customers reacted adversely to these price increases in light of the subsequent declines in fuel and steel prices, and competitive conditions limited price increases in a time of global recession. In certain of our businesses, we have needed to reduce pricing as steel, component and fuel prices have generally declined over the last nine months. Alternatively, adherence to the price increases could affect sales volumes. Steel, component and fuel costs may again rise, and any product selling price increases may not be sufficient to recover such increases. A significant portion of our inventory at June 30, 2009 at our access equipment segment was comprised of items manufactured at a time when steel, fuel and other commodity costs were at historically high levels. Our gross margins in the access equipment segment will likely continue to be negatively impacted by this higher cost inventory throughout the remainder of fiscal 2009 and into fiscal 2010.

  •
  In the defense business, we are generally limited in our ability to raise prices in response to rising steel, component and fuel costs as we largely do business under annual firm, fixed-price contracts with the DoD. We attempt to limit this risk by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers, including steel suppliers, do not honor their contracts, then we could face margin pressure in our defense business.

We may experience losses in our access equipment segment in excess of our recorded reserves for doubtful accounts, finance receivables, notes receivable and guarantees of indebtedness of others.

        We are a party to agreements in the access equipment segment whereby we have maximum exposure of $148.2 million under guarantees of customer indebtedness to third parties aggregating approximately $302.4 million as of June 30, 2009. We evaluate the collectability of open accounts, finance and pledged finance receivables, notes receivable and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to repossess the equipment that supports the customer's financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers and past collections experience. The level of specific reserves recorded in fiscal 2009 has been higher than historically experienced as a result of the impact of the recession and tight credit markets on JLG's customers. Continued economic weakness and tight credit markets may result in additional requirements for specific reserves. During a recession, the collateral underlying our guarantees of indebtedness of customers can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk as JLG's top ten customers in the first nine months of fiscal 2009 represented approximately 8% of our consolidated net sales. Furthermore, some of these customers are highly leveraged. In the first nine months of fiscal 2009, we recorded $48.2 million in charges for credit losses reflecting the economic weakness throughout the world. In the future, we may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate further or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers' financial obligations is not realized. Our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that purchase our finance receivables become unable or unwilling, due to current economic conditions, a weakening of our or their financial position or otherwise, to continue purchasing such receivables.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

        We are dependent on U.S. and foreign government contracts for a substantial portion of our business. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

  •
  Our business is susceptible to changes in the U.S. defense budget, which may reduce revenues that we expect from our defense business, especially in light of the new administration that recently entered the White House.

  •
  The U.S. government may not appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive.

  •
  Most of our government contracts, including the M-ATV contract, are fixed-price contracts, and our actual costs may exceed our projected costs, which could result in profits lower than historically realized or than we anticipate or net losses under these contracts. In particular, the rapid ramp up of production levels for the M-ATV program could cause us to incur significant cost overruns to ensure that vehicles are delivered on time. These cost overruns could cause the profit margins on the M-ATV program to be significantly lower than expected.

  •
  We are required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

  •
  Competitions for the award of defense truck contracts are intense, and we cannot provide any assurance that we will be successful in the defense truck procurement competitions in which we participate.

  •
  Our defense contracts involve significant working capital requirements. We estimate that the M-ATV contract will involve working capital requirements of $300 - $400 million by December 31, 2009. If we are unable to obtain performance-based payments or if performance-based payments are discontinued, then we could face material working capital requirements.

  •
  Certain of our government contracts could be suspended, opened for competition or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

  •
  The amount of orders for defense trucks or components that we may receive under certain of our government contracts is uncertain, and we may not receive additional or follow-on orders relating to contract awards we have received, including for M-ATVs or TAK-4 independent suspension retrofits. In addition, the urgent requirement for a significant ramp up in production of M-ATVs could impact our ability to produce the required quantities of our other military vehicles and components.

  •
  Our defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks, late or no payments under such contracts or cancellation of the contract to provide vehicles to the government.

  •
  Our government contracts are subject to audit, which could result in adjustments of our costs and prices under these contracts.

  •
  Our defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, we must make adjustments to personnel and production resources. In particular, orders for M-ATVs will require substantial personnel and production resources at several of our facilities to enable us to quickly ramp up production to meet the delivery requirements for such orders.

  •
  We periodically experience difficulties with sourcing sufficient vehicle carcasses to maintain our defense truck remanufacturing schedule, which can create uncertainty for this area of our business.

Our objective is to expand international operations, the conduct of which subjects us to risks that may have a material adverse effect on our business.

        Expanding international sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. We are increasingly subject to export control regulations, including, without limitation, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates and other risks associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

        For the nine months ended June 30, 2009, approximately 16% of our net sales were attributable to products sold outside of the United States, including approximately 10% that involved export sales from the United States. The majority of export sales are denominated in U.S. dollars. Sales outside the United States are typically made in the local currencies of those countries. Fluctuations in foreign currency can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated back to U.S. dollars. We have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the U.K. pound sterling and the Australian dollar, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. Any appreciation in the value of the U.S. dollar in relation to the value of the local currency will adversely affect our revenues from our foreign operations when translated into U.S. dollars. Similarly, any appreciation in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will increase our costs in our foreign operations, to the extent such costs are payable in foreign currency, when translated into U.S. dollars.

A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies.

        We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors. We may also incur a significant increase in the cost of these parts, materials, components or final assemblies. These risks are increased in the current difficult economic environment and tight credit conditions and for contracts like the M-ATV contract where we are expected to quickly ramp up to a very high rate of production. Such disruptions, terminations or cost increases could delay sales of our vehicles and vehicle bodies and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows. These risks are particularly serious with respect to our suppliers who participate in the automotive industry, from whom we obtain a significant portion of our parts, materials, components and final assemblies. Suppliers to the automotive industry have been severely impacted by the financial difficulties of auto manufacturers, the economic environment and credit conditions and face potential failure if the auto manufacturers' business, the economic environment and credit conditions do not improve. These risks are also serious for suppliers for our M-ATV contract who must quickly ramp up to very high rates of production. Should they or their suppliers not plan or execute appropriately, we may not achieve our planned rate of production.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

        We have a substantial amount of goodwill and purchased intangible assets on our balance sheet as a result of acquisitions we have completed. The carrying value of goodwill represents the fair value of an acquired business in excess of identifiable assets and liabilities as of the acquisition date. The carrying value of indefinite-lived intangible assets represents the fair value of trademarks and trade names as of the acquisition date. Goodwill and indefinite-lived intangible assets expected to contribute indefinitely to our cash flows are not amortized, but must be evaluated for impairment at least annually, or more frequently if potential interim indicators exist that could result in impairment. In our second and third quarters of fiscal 2009, management determined that indicators of potential impairment were present, which resulted in impairment charges being recorded in the second fiscal quarter, but not the third fiscal quarter. In testing for impairment, if the carrying value of a reporting unit exceeds its current fair value as determined based on the discounted future cash flows of the reporting unit, the goodwill or intangible asset is considered impaired and is reduced to fair value via a non-cash charge to earnings. Events and conditions that could result in impairment include changes in the industries in which we operate, particularly the impact of the current global recession and tight credit markets, as well as competition and advances in technology, sustained declines in the price of our common stock, adverse changes in the regulatory environment, or other factors leading to reductions in expected long-term sales or profitability. Determination of the fair value of a reporting unit includes developing estimates which are highly subjective and incorporate calculations that are sensitive to minor changes in underlying assumptions. Management's assumptions change as more information becomes available. Changes in these assumptions could result in an impairment charge in the future, which could have a significant adverse impact on our reported earnings.

Changes in regulations could adversely affect our business.

        Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs or impact the size or timing of demand for our products, all of which could make our business results more variable.

We are the defendant in a purported class action lawsuit.

        On September 19, 2008, a purported shareholder of ours filed a complaint seeking certification of a class action lawsuit in the United States District Court for the Eastern District of Wisconsin docketed as Iron Workers Local No. 25 Pension Fund on behalf of itself and all others similarly situated v. Oshkosh Corporation and Robert G. Bohn. The lawsuit alleges, among other things, that we violated the Securities Exchange Act of 1934 by making materially inadequate disclosures and material omissions leading to our issuance of revised earnings guidance and announcement of an impairment charge on June 26, 2008. Since the initial lawsuit, other suits containing substantially similar allegations were filed. These lawsuits have been consolidated and an amended complaint has been filed. The amended complaint substantially expands the class period in which securities law violations are alleged to have occurred and names Charles L. Szews, David M. Sagehorn and our independent auditor as additional defendants. On July 24, 2009, the defendants filed their motions to dismiss the lawsuit. The uncertainty associated with this substantial unresolved lawsuit could harm our business, financial condition and reputation. The defense of the lawsuit diverts management's time and attention away from business operations, and negative developments with respect to the lawsuit could cause a decline in the price of our stock. In addition, although we believe the lawsuit is entirely without merit and we intend to continue to vigorously defend against it, the outcome of the lawsuit cannot be predicted and ultimately may have a material adverse effect on our financial condition, profitability and/or cash flows.

Competition in our industries is intense and we may not be able to continue to compete successfully.

        We operate in highly competitive industries. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us and we are facing competitive pricing from new entrants in certain markets. Our products may not continue to compete successfully with the products of competitors, and we may not be able to retain or increase our customer base or to improve or maintain our profit margins on sales to our customers, all of which could adversely affect our net sales, financial condition, profitability and/or cash flows.

Risks Related to this Offering and Our Common Stock

The price of our common stock may fluctuate significantly.

        The price of our common stock on the New York Stock Exchange has historically fluctuated significantly. We expect that the market price of our common stock will continue to fluctuate. Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. The following factors could affect our stock price:

  •
  deepening of or prolonged effects of the global recession;

  •
  our operating and financial performance and prospects;

  •
  gains or losses of significant contracts or customers;

  •
  announcements of strategic developments, acquisitions and other material events by us or our competitors;

  •
  changes in revenue or earnings estimates or publication of research reports by analysts;

  •
  speculation in the press or investment community;

  •
  future sales of our common stock or debt securities;

  •
  general conditions in the markets in which we operate;

  •
  domestic and international economic, legal and regulatory factors unrelated to our performance; and

  •
  such other factors as we describe above under "—Risks Relating to Our Business."

        The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.

We have suspended the payment of dividends, and you may not receive funds without selling your shares.

        We suspended the payment of dividends on our common stock effective April 2009. The payment of future dividends is at the discretion of our board of directors and will depend upon, among other things, future earnings and cash flows, capital requirements, our general financial condition, general business conditions or other factors. In addition, our credit agreement limits the amount of dividends we may pay. Under the most restrictive limitation, when our leverage ratio (as defined in the credit agreement) as of the end of a fiscal quarter is greater than 4.0 to 1.0, we may not make a dividend payment if, after giving effect to such dividend payment, the aggregate amount of all such dividend payments and other distributions made in such fiscal quarter would exceed the sum of $0.01 per outstanding share of our common stock plus $250,000 or the aggregate amount of all such dividend payments and other distributions made in the applicable fiscal year would exceed $3.85 million.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

        Except as described under "Underwriting", we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of our common stock or convertible securities, including outstanding options, will dilute the ownership interest of our common shareholders.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Wisconsin law may impede or discourage a takeover, which could cause the market price of our shares to decline.

        We are a Wisconsin corporation, and the anti-takeover provisions of Wisconsin law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing shareholders. Our board of directors has the power, without shareholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors to create and issue a new series of preferred stock and certain provisions of Wisconsin law could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock. Under certain circumstances, these factors could reduce the market price of our common stock. See "Description of Capital Stock" in the accompanying prospectus.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $311.4 million from our sale of 13,000,000 shares of our common stock in this offering, after deducting the underwriting discount and commissions and offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate that we will receive net proceeds of approximately $358.2 million, after deducting the underwriting discount and commissions and offering expenses payable by us.

        We intend to use the net proceeds from this offering to repay a portion of our outstanding indebtedness under term loans A and B under our credit agreement. Our credit agreement requires us to use the net proceeds for this purpose and provides that the proceeds will be allocated to term loans A and B in proportion to the original principal balances of such term loans, which is 16.13% to term loan A and 83.87% to term loan B. The outstanding balance under term loan A of $235.5 million is due December 6, 2011. The outstanding balance under term loan B of $2,203.0 million is due December 6, 2013. The weighted-average interest rate on the term loan borrowings outstanding during the month of June 2009 was 7.12% and 6.91% for term loans A and B, respectively. As a result of repaying a portion of the outstanding indebtedness under such term loans, we expect to incur a non-cash, early debt retirement charge of $1.6 million, net of income tax benefit.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2009 on an actual basis and as adjusted to give effect to this offering and the application of the estimated net proceeds as described under "Use of Proceeds."

        You should read this table in conjunction with our historical financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The information below assumes the underwriters do not exercise their over-allotment option.

	As of June 30, 2009
(In millions)	Actual	As adjusted
	(Unaudited)
Cash and cash equivalents	$159.3	$159.3

Total debt (including current maturities):
Senior secured credit facility:
Revolving line of credit	—	—
Term loan A	235.5	185.3
Term loan B	2,203.0	1,941.8
Other facilities	12.5	12.5

Total debt	2,451.0	2,139.6

Shareholders' equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; none issued)	—	—
Common stock ($.01 par value; 300,000,000 shares authorized; 74,545,337 shares issued; 87,545,337 shares issued as adjusted)	0.7	0.9
Additional paid-in capital	254.7	565.9
Accumulated deficit(1)	(171.1)	(172.7)
Accumulated other comprehensive income	14.2	14.2
Common stock in treasury, at cost (101,042 shares)	(1.2)	(1.2)

Total shareholders' equity	97.3	407.1

Total capitalization	$2,548.3	$2,546.7

(1)
As adjusted reflects incurrence of non-cash, early debt retirement charge, net of income tax benefit, as described under "Use of Proceeds."

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is traded on the New York Stock Exchange under the symbol "OSK". The following table shows the high and low sale prices of our common stock and dividends paid for the periods indicated.

	High	Low	Dividends
Fiscal 2009
Fourth Quarter (Through August 6, 2009)	$32.63	$17.80	$0.00
Third Quarter (Ended June 30, 2009)	$15.76	$6.35	$0.00
Second Quarter (Ended March 31, 2009)	$12.23	$4.74	$0.10
First Quarter (Ended December 31, 2008)	$13.09	$3.85	$0.10
Fiscal 2008
Fourth Quarter (Ended September 30, 2008)	$20.95	$9.05	$0.10
Third Quarter (Ended June 30, 2008)	$42.59	$19.75	$0.10
Second Quarter (Ended March 31, 2008)	$48.21	$35.00	$0.10
First Quarter (Ended December 31, 2007)	$63.55	$44.85	$0.10
Fiscal 2007
Fourth Quarter (Ended September 30, 2007)	$65.83	$50.66	$0.10
Third Quarter (Ended June 30, 2007)	$64.59	$52.16	$0.10
Second Quarter (Ended March 31, 2007)	$57.60	$46.92	$0.10
First Quarter (Ended December 31, 2006)	$55.54	$43.60	$0.10

        On August 6, 2009, the last sale price of our common stock as reported on the New York Stock Exchange was $26.65 per share.

        As of June 30, 2009, there were 1,535 holders of record of our common stock.

        We suspended the payment of dividends on our common stock effective April 2009. The payment of future dividends is at the discretion of our board of directors and will depend upon, among other things, future earnings and cash flows, capital requirements, our general financial condition, general business conditions or other factors. In addition, our credit agreement limits the amount of dividends we may pay. Under the most restrictive limitation, when our leverage ratio (as defined in the credit agreement) as of the end of a fiscal quarter is greater than 4.0 to 1.0, we may not make a dividend payment if, after giving effect to such dividend payment, the aggregate amount of all such dividend payments and other distributions made in such fiscal quarter would exceed the sum of $0.01 per outstanding share of our common stock plus $250,000 or the aggregate amount of all such dividend payments and other distributions made in the applicable fiscal year would exceed $3.85 million.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock to non-U.S. holders (as defined below) that acquire our common stock for cash pursuant to this offer. The summary is based on the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (IRS), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws. In addition, this discussion does not address the consequences of any state, local, or foreign tax consequences, or any tax consequences other than U.S. federal income tax consequences.

        This summary deals only with persons who hold our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, brokers or dealers in securities or currencies, traders in securities that elect to mark to market, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax, persons holding shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction. In the case of any non-U.S. holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes. No IRS ruling has been or will be sought regarding any matter discussed herein. Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of our common stock, as well as the effects of state, local and non-U.S. tax laws.

        For purposes of this summary, a "non-U.S. holder" means a beneficial owner of our common stock (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not, for U.S federal income tax purposes, (1) a citizen or individual resident of the United States, (2) a corporation (or other entity taxed as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust (A) whose administration is subject to the primary supervision of a court within the United States and which has one or more United States persons with the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, that has elected to be treated as a "United States person" (as defined for federal income tax purposes).

        If an entity classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" is a holder of our common stock, the U.S. federal income tax treatment of a member of the entity will depend on the status of the members and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, is not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity" and that owns shares of our common stock, and any members of such an entity, should consult their tax advisors.

Distributions and Dividends

        Distributions on common stock will constitute dividends for U.S. federal income tax purposes to the extent such distributions are made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution paid to a non-U.S. holder on a share of our common stock exceeds our current and accumulated earnings and profits attributable to that share of common stock, the excess will be treated as a tax-free return of capital, up to such holder's adjusted tax basis in that share of common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in "Sale, Exchange, or Other Taxable Disposition."

        Any dividends paid to a non-U.S. holder with respect to shares of our common stock will be subject to U.S. federal income tax and withholding at a 30% rate (or lower applicable income tax treaty rate) if the dividends are not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder.

        Any dividends that are received by a non-U.S. holder and that are effectively connected with the conduct of a trade or business (and, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the non-U.S. holder will be subject to U.S. federal income tax at regular graduated rates, and (if the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% of effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the non-U.S. holder furnishes a properly completed IRS Form W-8ECI to us or to the person who otherwise would be required to withhold U.S. tax.

        A non-U.S. holder that wishes to claim the benefit of an applicable treaty rate with respect to dividends on shares of common stock is required to satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal income tax pursuant to an applicable income tax treaty may obtain a refund of any excess withheld amounts by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Other Taxable Disposition

        Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, or other disposition of our common stock, unless:

  (1)
  the non-U.S. holder holds our common stock in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States);

  (2)
  in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which the gain is realized and certain other conditions are met; or

  (3)
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes, and such non-U.S. holder held more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that such non-U.S. holder held our common stock.

        In the case of a non-U.S. holder described in (1) immediately above, any gain derived from the sale, exchange, or other disposition will be subject to U.S. federal income tax at regular graduated rates, and (if the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax at a rate of 30% of effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. Such effectively connected income will not be subject to U.S. federal income tax withholding, however, if the non-U.S. holder furnishes a properly completed IRS Form W-8ECI to us or to the person who otherwise would be required to withhold U.S. tax.

        An individual non-U.S. holder described in (2) immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

        We believe that we are not, and we do not anticipate that we will become, a United States real property holding corporation. No assurances can be provided in this regard, however.

Information Reporting and Backup Withholding

        The amount of any dividends paid to a non-U.S. holder with respect to shares of our common stock, and the amount of any tax withheld, generally must be reported to the IRS and to the non-U.S. holder, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides.

        Any dividends paid to a non-U.S. holder with respect to shares of our common stock generally will not be subject to backup withholding, provided that the non-U.S. holder certifies, under penalties of perjury, on IRS Form W-8BEN (or a suitable substitute form) that it is not a "United States person" (as defined for federal income tax purposes) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

        The payment to a non-U.S. holder of the proceeds of a disposition of a share of our common stock by or through a broker generally will not be subject to information reporting or backup withholding if the non-U.S. holder either certifies, under penalties of perjury, on IRS Form W-8BEN (or a suitable substitute form) that it is not a "United States person" (as defined for federal income tax purposes) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder's U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Federal Estate Tax

        Any shares of our common stock that are owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the date of death will be included in such individual's estate for U.S. federal estate tax purposes and will be subject to U.S. federal estate tax, except as may otherwise be provided by an applicable estate tax treaty between the United States and the decedent's country of residence.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	3,861,065
J.P. Morgan Securities Inc.	3,861,065
Goldman, Sachs & Co.	965,250
Citigroup Global Markets Inc.	643,500
PNC Capital Markets LLC	643,500
ABN AMRO Incorporated	643,500
SunTrust Robinson Humphrey, Inc.	643,500
Wells Fargo Securities, LLC	643,500
BNP Paribas Securities Corp.	241,280
Comerica Securities, Inc.	241,280
Mitsubishi UFJ Securities (USA), Inc.	241,280
TD Securities (USA) LLC	241,280
Robert W. Baird & Co. Incorporated	130,000

Total	13,000,000

        The underwriters are committed to purchase all of the shares of common stock offered by us in this offering if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Over-allotment Option

        The underwriters have an option to buy up to 1,950,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares of common stock are purchased with this over-allotment option, then the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

        The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $.606 per share. After the initial public offering of the shares of common stock, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.01 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

	Without over-allotment exercise	With full over-allotment exercise
Per share	$1.01	$1.01
Total	$13,130,000	$15,099,500

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000.

Electronic Offer, Sale and Distribution of Securities

        A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

No Sale of Similar Securities

        We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any such transaction described in clause (1) or (2) above is to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise), other than (A) the shares of common stock sold pursuant to this offering, (B) any shares of common stock issued upon the exercise of stock options or pursuant to performance shares granted under our equity compensation plans existing as of the date of this prospectus supplement and (C) any shares of common stock issued, or options to purchase common stock granted, pursuant to our equity compensation or other benefit plans existing as of the date of this prospectus supplement.

        Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., in each case other than (A) transfers of shares of common stock or such other securities as a bona fide gift or gifts, (B) transfers of shares of common stock or such other securities to such person's family or to a trust, the beneficiaries of which are exclusively such person or members of such person's family and (C) transfers or sales of shares of common stock or such other securities to us for the sole purpose of satisfying any (i) tax withholding obligations of ours that is incurred upon the vesting of any currently outstanding restricted stock grants of common stock in favor of such person or the exercise by such person of currently outstanding stock options that expire during the 90-day period referred to above or (ii) exercise price upon the exercise by such person of currently outstanding stock options that expire during the 90-day period referred to above; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee, distributee or transferee shall execute and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

        The 90-day restricted period for us and our directors and executive officers will be automatically extended if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., on behalf of the underwriters, waive such extension in writing.

New York Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "OSK."

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Foreign Jurisdictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

  United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside of the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that

Relevant Member State (the "Relevant Implementation Date"), an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the book-running managers for any such offer; or

  •
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

  Switzerland

        This prospectus supplement and accompanying prospectus as well as any other material relating to our shares of common stock which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. Our shares of common stock offered by this prospectus supplement and accompanying prospectus will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our shares of common stock, including, but not limited to, this prospectus supplement and accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        Our shares of common stock offered by this prospectus supplement and accompanying prospectus are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase these shares of Class A common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

        This prospectus supplement and accompanying prospectus as well as any other material relating to our shares of common stock offered by this prospectus supplement and accompanying prospectus is personal and confidential and do not constitute an offer to any other person. This prospectus supplement and accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

  Dubai

        This prospectus supplement and accompanying prospectus relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. Our shares of common stock which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our shares of common stock offered should conduct their own due diligence on these shares of common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial adviser.

  Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

        Neither this prospectus supplement or the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under

Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Relationships

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        Affiliates of each of the underwriters (other than Robert W. Baird & Co. Incorporated) are lenders under our credit agreement. The proceeds from this offering will be used to repay term loan borrowings under our credit agreement. Accordingly, because more than 10% of the net proceeds from this offering will be paid to affiliates of the underwriters, this offering is being made in compliance with Rule 5110(h) of the Financial Industry Regulatory Authority rules. See "Use of Proceeds."

LEGAL MATTERS

        The validity of the common stock offered by this prospectus supplement will be passed upon for us by the law firm of Foley & Lardner LLP. Certain legal matters will be passed upon for the underwriters by the law firm of Mayer Brown LLP.

PROSPECTUS

Oshkosh Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,
Warrants, Stock Purchase Contracts and Stock Purchase Units

        We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

        We may offer and sell the following securities:

  •
  common stock;

  •
  preferred stock, which may be convertible into our common stock or other securities;

  •
  depositary shares;

  •
  senior or subordinated debt securities, which may be convertible into our common stock, preferred stock or depositary shares;

  •
  warrants to purchase common stock, preferred stock, depositary shares or debt securities; and

  •
  stock purchase contracts and stock purchase units.

        Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material carefully before you invest.

        We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "OSK."

        Investment in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 5, 2009.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, references in this prospectus to "we," "us," "our" and "Oshkosh Corporation" refer to Oshkosh Corporation and its consolidated subsidiaries, collectively. References to "common stock" refer to Oshkosh Corporation's common stock, $.01 par value per share. References to "preferred stock" refer to Oshkosh Corporation's preferred stock, $.01 par value per share. References to "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding Oshkosh Corporation's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements generally are identified by the words "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "project" or "plan" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among others, those we identify under "Risk Factors" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OSHKOSH CORPORATION

        Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. We operate in four segments: access equipment, defense, fire & emergency and commercial. Our principal executive offices are located at 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54902, and our telephone number is (920) 235-9150.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods presented:

Year Ended September 30,					Nine Months Ended June 30,
2004	2005	2006	2007	2008	2009
30.0x	30.5x	37.8x	3.0x	2.9x	(1)

    (1)
    Due to our loss for the nine months ended June 30, 2009, we did not have earnings adequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $1,252.7 million for the nine months ended June 30, 2009. The non-cash deficiency was primarily a result of a non-cash $1,167.4 million goodwill impairment charge and a $30.4 million impairment charge on other long-lived assets recognized during the second fiscal quarter of 2009.

        For purposes of calculating the ratios of earnings to fixed charges, earnings consist of income (loss) before income taxes and before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges and amortization of capitalized interest and distributed income of equity investees, less capitalized interest and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed, interest capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

        We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes material terms and provisions that apply to our capital stock. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        We are authorized to issue up to 302,000,000 shares of capital stock, 300,000,000 of which are shares of common stock, $.01 par value per share, and 2,000,000 shares of which are preferred stock, $.01 par value per share. As of June 30, 2009, there were 74,444,295 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Subject to the Wisconsin Business Corporation Law as described below under "—Statutory and By-Law Provisions," holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, our board of directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. Subject to the prior rights of the holders of any shares of our preferred stock that are outstanding, if we are liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our board of directors is authorized to issue our preferred stock in one or more series and to fix the dividend rate or rates and the preferences, if any over any other class or series with respect to dividends; the price and terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; the terms and conditions on which a series may be converted; and voting rights.

        If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

  •
  the series, the number of shares offered and the liquidation value of the preferred stock;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

  •
  the liquidation preference of the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; and

  •
  delaying or preventing a change in control of our company.

Statutory and By-Law Provisions

        Provisions of Wisconsin law and our by-laws might also discourage some types of transactions that involve an actual or threatened change of control of Oshkosh Corporation. Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations, including Oshkosh Corporation, held by any person or persons acting as a group in excess of 20% of the voting power of the corporation is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the corporation or in specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders. Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law contain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including Oshkosh Corporation, and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before the shares are acquired. Similarly, Sections 180.1130 through 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to specified business combinations unless minimum price and procedural requirements are met. Following the commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on specified share repurchases effected at a premium to the market and on specified asset sales by the corporation unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

        In addition, our by-laws establish a procedure which shareholders seeking to call a special meeting of shareholders must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareholders demanding such a special meeting must deliver to Oshkosh Corporation a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the proxy materials for our solicitation of proxies for use at such meeting, in the event such shareholders are unsuccessful in their proxy solicitation.

        Our by-laws also provide our board of directors with discretion in postponing shareholder meetings, including, within certain limits, special meetings of shareholders. Additionally, our chairman or board of directors (acting by resolution) may adjourn a shareholder meeting at any time prior to the transaction of business at such meeting, within certain limits. Our by-laws also contain strict time deadlines and procedures applicable to shareholders seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional interests in shares of preferred stock rather than a full share of preferred stock. In that event, depositary receipts will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the applicable prospectus supplement and/or other offering material.

        Any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Oshkosh Corporation and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred stock into other securities.

        We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement and/or other offering material. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms "we," "us," "our," "Oshkosh Corporation" and the "company" refer to Oshkosh Corporation, a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

        Senior debt securities will be issued under an indenture between Oshkosh Corporation and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Oshkosh Corporation and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

        The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

        The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to "reopen" a previous issue of a series of debt by issuing additional debt securities of such series.

        We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

        The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

  •
  the title of the offered debt securities;

  •
  any limit upon the aggregate principal amount of the offered debt securities;

  •
  the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

  •
  the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

  •
  the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

  •
  if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

  •
  whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

  •
  the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

  •
  the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

  •
  if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

        Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

        Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

        We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or depositary shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock, preferred stock or depositary shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

        Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that:

  •
  immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

  •
  the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

  •
  the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

        In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

        With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

  •
  extend the fixed maturity of any debt security of that series;

  •
  reduce the rate or extend the time of payment of interest thereon;

  •
  reduce the principal amount thereof or any premium thereon;

  •
  make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

  •
  reduce the percentage of debt securities of that series, the holders of which are required to consent to:

  •
  any supplemental indenture;

  •
  rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

  •
  waive any past event of default under the applicable indenture and its consequences; and

  •
  waive compliance with other specified provisions of the applicable indenture.

        In addition, as described in the description of "Events of Default" set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

        We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

  •
  to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

  •
  to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

  •
  to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders;

  •
  to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

  •
  to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

  •
  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

  •
  to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

        If we deposit with the trustee, in trust, at or before maturity or redemption:

  •
  lawful money;

  •
  direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

  •
  a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

  •
  our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

  •
  certain of the events of default described under "Events of Default" below; and

  •
  other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

        Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders' security interest in the deposit.

Satisfaction and Discharge of any Series

        Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading "Covenant Defeasance of any Series") would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

        The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

  •
  the absence of an event of default at the date of deposit or on the 91st day thereafter;

  •
  our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

  •
  that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

        As to any series of debt securities, an event of default is defined in the applicable indenture as being:

  •
  failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

  •
  failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

  •
  failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

  •
  failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  •
  specified events of bankruptcy, insolvency, receivership or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

        So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer's knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

        The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our senior indebtedness and will rank equally with all outstanding senior debt. Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term "senior indebtedness" means:

  •
  the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

  •
  renewals, extensions and refunding of any senior indebtedness;

  •
  interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

        The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

  •
  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

  •
  Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC:

  •
  Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

  •
  Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross- market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  An event of default with respect to the debt securities has occurred and is continuing; or

  •
  We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock, depositary shares or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act of 1933.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 in reliance upon Rule 144 under the Securities Act of 1933 provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act of 1933 or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

        We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31371). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended September 30, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009;

  •
  our Current Reports on Form 8-K dated November 11, 2008, February 2, 2009, March 6, 2009, July 10, 2009 and August 5, 2009; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, dated June 21, 2002, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Oshkosh Corporation
2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903-2566
(920) 235-9151
Attention: Secretary

        You can also find these filings on our website at www.oshkoshcorporation.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

        You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements as of September 30, 2008 and 2007, and for each of the three years in the period ended September 30, 2008, and the related financial statement schedule, incorporated in this Prospectus by reference from Oshkosh Corporation's Current Report on Form 8-K dated August 5, 2009 and the effectiveness of Oshkosh Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to Oshkosh Corporation's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of Financial Accounting Standards Statement No. 109, on October 1, 2007, and Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Plans, on September 30, 2007, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of JLG Industries, Inc. for the year ended July 31, 2006 incorporated in this prospectus by reference to the Current Report on Form 8-K of Oshkosh Corporation dated August 5, 2009 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

13,000,000 Shares

Oshkosh Corporation

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
J.P.Morgan
Goldman, Sachs & Co.
Citi
PNC Capital Markets LLC
ABN AMRO Incorporated
SunTrust Robinson Humphrey
Wells Fargo Securities
BNP PARIBAS
Comerica Securities
Mitsubishi UFJ Securities
TD Securities
Robert W. Baird & Co.

August 6, 2009